CAPITAL RE CORPORATION AND SUBSIDIARIES
           Exhibit 11 Statement Re: Computation of Per Share Earnings (Dollars in thousands except per share amounts)


                                                                                   Three Months Ended            Nine Months Ended
                                                                                       September 30,               September 30,
                                                                                  ---------------------       ----------------------
                                                                                     1999          1998           1999          1998
                                                                                  ---------------------       ----------------------
Net Income from Continuing Operations                                              13,070        14,335        (57,145)       54,292
Net Income                                                                        (39,161)       14,470       (133,041)       54,450

Basic weighted average shares outstanding during the period                        36,523        31,912         33,792        31,871
Potentially dilutive employee stock options                                           147           820            266           859
                                                                                  ---------------------       ----------------------
Diluted weighted average shares outstanding during the period                      36,670        32,732         34,058        32,730
                                                                                  =====================       ======================

Basic earnings per common share from continuing operations                          $0.36         $0.45         ($1.69)        $1.70
                                                                                  =====================       ======================
Diluted earnings per common share from continuing operations                        $0.36         $0.44         ($1.68)        $1.66
                                                                                  =====================       ======================

Basic earnings per common share                                                    ($1.07)        $0.45         ($3.94)        $1.71
                                                                                  =====================       ======================
Diluted earnings per common share                                                  ($1.07)        $0.44         ($3.91)        $1.66
                                                                                  =====================       ======================

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